Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Prothena Corporation Public Limited Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity (2)	Ordinary Shares, par value $0.01 per share	Rule 457(c) and 457(h)	2,000,000	$31.61	(3)	$63,220,000	$0.0000927	$5,860.49
Equity (4)	Ordinary Shares, par value $0.01 per share	Rule 457(c) and 457(h)	250,000	$31.61	(3)	$7,902,500	$0.0000927	$732.56
Total Offering Amounts								$6,593.06
Total Fee Offsets								$—
Net Fee Due								$6,593.06

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of Prothena Corporation plc (the “Registrant”) that become issuable under the Prothena Corporation plc 2018 Long Term Incentive Plan, as amended (the “2018 Plan”), and the Prothena Corporation plc 2020 Employment Inducement Incentive Plan, as amended (the “2020 Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s ordinary shares.

(2)	Represents an additional 2,000,000 ordinary shares available for future grants under the 2018 Plan pursuant to the Third Amendment to the Prothena Corporation plc 2018 Long Term Incentive Plan, which was approved by the Registrant’s shareholders on May 17, 2022.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act for the ordinary shares registered hereunder (based on the average of the high and low prices for the Registrant’s ordinary shares reported by The Nasdaq Stock Market on August 5 2022).

(4)	Represents 250,000 ordinary shares reserved for issuance pursuant to equity awards granted under the 2020 Plan.